Exhibit 99.1

Ventas Reports 2015 Second Quarter Results

  2015 Second Quarter Normalized FFO Grows Five Percent to $1.18 Per Diluted Share
  2015 Normalized FFO Guidance Increases to $4.70 to $4.76 Per Diluted Share
  CCP Spin-Off and Ardent Hospital Transactions on Track to Close in Third Quarter 2015

CHICAGO--(BUSINESS WIRE)--July 24, 2015--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported that normalized Funds From Operations (“FFO”) for the quarter ended June 30, 2015 increased 19 percent to $394.3 million, from $331.6 million for the comparable 2014 period. Normalized FFO per diluted common share grew five percent to $1.18 for the quarter ended June 30, 2015, as compared to $1.12 for the comparable 2014 period. Weighted average diluted shares outstanding for the second quarter of 2015 increased to 334.0 million, compared to 296.5 million in the second quarter of 2014.

Strong Results and Near-Term Completion of Spin-Off and Ardent Transactions

“We are pleased to report strong second quarter results and increase our expectations for the full year. We drove positive same-store NOI growth in our seniors housing portfolio, generated attractive cash flow and closed accretive acquisitions,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “We are on track to complete our innovative and value creating spin-off of Care Capital Properties and the Ardent hospital acquisition during the third quarter, positioning Ventas to finish 2015 as a superior, faster growing company with outstanding dividend growth and portfolio and operator quality.”

Net income attributable to common stockholders for the quarter ended June 30, 2015 was $149.8 million, or $0.45 per diluted common share. Net income attributable to common stockholders for the quarter ended June 30, 2014 was $138.4 million, or $0.47 per diluted common share.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the second quarter of 2015 was $389.0 million, or $1.16 per diluted common share. NAREIT FFO for the second quarter of 2014 was $315.8 million, or $1.07 per diluted common share, a per share growth rate of eight percent.

Portfolio Performance

  Total seniors housing operating portfolio (“SHOP”) net operating income (“NOI”) was $155.4 million in the second quarter, an increase of 24 percent over the comparable 2014 period. Same-store SHOP NOI grew four percent, expressed in constant currency, for the 234 same-store properties over second quarter 2014 results.
  Same-store cash NOI growth for the Company’s total portfolio (1,342 assets) was 2.4 percent, expressed in constant currency, for the quarter ended June 30, 2015 compared to the same period in 2014. Year-to-date, same-store cash NOI growth for the Company’s total portfolio was 2.8 percent.

Recent Developments

  As announced on July 7, 2015, the Company reached an agreement with Equity Group Investments (EGI) to capitalize Ardent’s hospital operating company at an implied valuation of $475 million, subject to working capital and other adjustments. Ardent’s equity will be owned by a consortium of EGI, Ardent’s existing management and Ventas (9.9 percent). At closing, Ventas expects to have approximately $1.4 billion invested in high quality owned hospital real estate, and Ardent will enter long term triple net leases with Ventas at an expected going in cash yield approximating 7.5 percent. Funding for the Ardent investment is expected to include a five year unsecured term loan, as well as proceeds of fixed income securities, asset sales and equity.
  In connection with Ventas’s previously announced plan to spin off (the “Spin-Off”) most of its skilled nursing facility portfolio into an independent, publicly traded REIT named Care Capital Properties, Inc. (“CCP”), CCP filed Amendment No. 2 to its Form 10 registration statement relating to the Spin-Off with the Securities and Exchange Commission on July 15, 2015. The transaction is expected to be completed in August 2015, subject to applicable approvals.
  Ventas made investments totaling $222 million during the second quarter of 2015 at an expected unlevered cash yield of 6.8 percent. These include an investment in the U.K. with an existing customer and development and redevelopment funding approximating $29 million.

Balance Sheet and Liquidity

  During the second and third quarters of 2015, Ventas issued and sold a total of 1.6 million shares of common stock for aggregate proceeds of approximately $105 million (before sales commissions) under its “at the market” equity offering program at an average price per share of $64.30.
  In July 2015, Ventas issued $500 million of 4.125 percent senior notes due 2026.
  Year-to-date, Ventas has sold assets, including real estate and fixed income securities, and received final loan repayments, generating approximately $591 million in aggregate proceeds. The GAAP yield on the dispositions was seven percent.
  Ventas generated $373.6 million in operating cash flow in the second quarter of 2015, an increase of 20 percent over Q2 2014. On a per share basis, operating cash flow increased seven percent.
  The Company’s Net Debt to Adjusted Pro Forma EBITDA at June 30, 2015 was 5.6x. Current debt-to-enterprise value now stands at 35 percent.
  The Company currently has a strong liquidity position, with approximately $1.7 billion available under its revolving credit facility, as well as $410 million of cash on hand.

Increasing 2015 Normalized FFO Per Share Guidance

Ventas currently expects its 2015 normalized FFO per diluted share to increase to a range between $4.70 and $4.76. This updated guidance range represents five to six percent growth in normalized FFO per share over 2014. Ventas currently expects its 2015 NAREIT FFO per diluted share to increase to a range between $4.51 and $4.61.

The Company’s expectations include its pending acquisition of Ardent upon the terms and timing discussed above. This guidance does not take into account any impact from the Spin-Off. No further investment or disposition activity is included in the Company’s guidance range. Same-store cash NOI is forecast to grow 2.5 to 3.5 percent in 2015, which is consistent with previous guidance. A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is included in this press release.

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results. The Company intends to update its publicly announced guidance following completion of the Spin-Off, but it is not obligated to do so.

SECOND QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (877) 474-9505 (or (857) 244-7558 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (888) 286-8010 (or (617) 801-6888 for international callers), passcode 84642312, beginning at approximately 2:00 p.m. Eastern Time and will remain for 35 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of more than 1,600 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, skilled nursing facilities, hospitals and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-location.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transaction with Ardent Medical Services, Inc. ("Ardent Medical Services") and the Spin-Off, the benefits of the proposed transaction with Ardent Medical Services and the Spin-Off, including future financial and operating results, statements regarding plans, objectives, and expectations relating to the proposed transaction with Ardent Medical Services and the Spin-Off and other statements that are not historical facts. In addition, all statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including investments in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2014 and for the year ending December 31, 2015; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant or manager, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant or manager; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company’s ability to build, maintain and expand its relationships with existing and prospective hospital and health system clients; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) merger and acquisition activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; (z) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings; (aa) the inability to complete the acquisition of Ardent Medical Services and the separation and sale of Ardent Medical Services’ hospital operations on terms acceptable to Ventas or at all; (bb) the failure to satisfy any conditions to completion of the Ardent Medical Services transaction on terms acceptable to Ventas or at all; (cc) the occurrence of any event, change or other circumstances that could give rise to the termination of the Ardent Medical Services purchase agreement or any other agreement relating to the transaction; (dd) the risk that the expected benefits of the Ardent Medical Services transaction, including financial results, may not be fully realized or may take longer to realize than expected; (ee) risks related to disruption of management’s attention from ongoing business operations due to the proposed Ardent Medical Services transaction; (ff) the effect of the announcement of the proposed Ardent Medical Services transaction on Ventas’s or Ardent Medical Services’ relationships with their respective customers, tenants, lenders, operating results and businesses generally; (gg) uncertainties as to the completion and timing of the Spin-Off; and (hh) the impact of the Spin-Off on the businesses of Ventas and CCP. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED BALANCE SHEETS
As of June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014
(In thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014

Assets
Real estate investments:
Land and improvements	$2,288,356	$2,252,402	$1,956,128	$1,937,888	$1,848,922
Buildings and improvements	22,051,067	21,933,742	19,895,043	19,664,973	18,591,786
Construction in progress	145,873	134,195	120,123	116,975	93,629
Acquired lease intangibles	1,308,052	1,300,654	1,039,651	1,039,949	1,009,474
	25,793,348	25,620,993	23,010,945	22,759,785	21,543,811
Accumulated depreciation and amortization	(4,428,252)	(4,202,334)	(4,025,386)	(3,833,974)	(3,657,541)
Net real estate property	21,365,096	21,418,659	18,985,559	18,925,811	17,886,270
Secured loans receivable and investments, net	789,408	773,773	829,756	407,551	414,051
Investments in unconsolidated entities	85,461	95,147	91,872	88,175	89,423
Net real estate investments	22,239,965	22,287,579	19,907,187	19,421,537	18,389,744
Cash and cash equivalents	60,532	120,225	55,348	64,595	86,635
Escrow deposits and restricted cash	193,960	223,772	71,771	78,746	75,514
Deferred financing costs, net	68,284	71,386	60,328	64,898	63,399
Other assets	1,712,421	1,736,909	1,131,537	1,021,389	1,175,494
Total assets	$24,275,162	$24,439,871	$21,226,171	$20,651,165	$19,790,786

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$11,507,861	$11,603,925	$10,888,092	$10,469,106	$9,602,439
Accrued interest	77,631	77,359	62,097	69,112	56,722
Accounts payable and other liabilities	1,026,359	1,016,592	1,005,232	965,240	975,282
Deferred income taxes	370,161	371,785	344,337	361,454	256,392
Total liabilities	12,982,012	13,069,661	12,299,758	11,864,912	10,890,835

Redeemable OP unitholder and noncontrolling interests	199,404	257,246	172,016	163,080	169,292

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 331,965; 330,913; 298,478; 294,359; and 294,358 shares issued at June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014, respectively	82,982	82,718	74,656	73,603	73,602
Capital in excess of par value	12,708,898	12,616,056	10,119,306	9,859,490	9,849,301
Accumulated other comprehensive income	10,180	4,357	13,121	16,156	26,255
Retained earnings (deficit)	(1,772,529)	(1,660,856)	(1,526,388)	(1,398,378)	(1,294,048)
Treasury stock, 28; 32; 7; 32; and 0 shares at June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014, respectively	(2,048)	(2,385)	(511)	(2,075)	—
Total Ventas stockholders' equity	11,027,483	11,039,890	8,680,184	8,548,796	8,655,110
Noncontrolling interest	66,263	73,074	74,213	74,377	75,549
Total equity	11,093,746	11,112,964	8,754,397	8,623,173	8,730,659
Total liabilities and equity	$24,275,162	$24,439,871	$21,226,171	$20,651,165	$19,790,786

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2015 and 2014
(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Rental income:
Triple-net leased	$260,562	$242,726	$526,768	$480,572
Medical office buildings	140,403	114,890	277,393	230,113
	400,965	357,616	804,161	710,685
Resident fees and services	454,645	374,473	901,559	745,534
Medical office building and other services revenue	9,408	4,367	19,951	10,667
Income from loans and investments	26,068	14,625	48,967	25,392
Interest and other income	236	173	708	446
Total revenues	891,322	751,254	1,775,346	1,492,724
Expenses:
Interest	107,591	91,501	214,181	179,342
Depreciation and amortization	249,195	190,818	496,636	384,412
Property-level operating expenses:
Senior living	299,252	249,424	597,614	497,719
Medical office buildings	43,321	39,335	85,670	78,680
	342,573	288,759	683,284	576,399
Medical office building services costs	5,764	1,626	12,682	4,997
General, administrative and professional fees	33,962	31,306	68,292	64,172
(Gain) loss on extinguishment of debt, net	(455)	2,924	(434)	2,665
Merger-related expenses and deal costs	14,585	9,599	49,757	20,359
Other	5,091	4,863	10,387	10,092
Total expenses	758,306	621,396	1,534,785	1,242,438
Income before income (loss) from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	133,016	129,858	240,561	250,286
Income (loss) from unconsolidated entities	9	348	(242)	596
Income tax benefit (expense)	9,789	(3,274)	17,039	(6,707)
Income from continuing operations	142,814	126,932	257,358	244,175
Discontinued operations	67	(255)	(356)	2,776
Gain on real estate dispositions	7,469	11,889	14,155	12,889
Net income	150,350	138,566	271,157	259,840
Net income attributable to noncontrolling interest	529	168	894	395
Net income attributable to common stockholders	$149,821	$138,398	$270,263	$259,445
Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.45	$0.47	$0.82	$0.87
Discontinued operations	0.00	(0.00)	(0.00)	0.01
Net income attributable to common stockholders	$0.45	$0.47	$0.82	$0.88
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.45	$0.47	$0.82	$0.87
Discontinued operations	0.00	(0.00)	(0.00)	0.01
Net income attributable to common stockholders	$0.45	$0.47	$0.82	$0.88

Weighted average shares used in computing earnings per common share:
Basic	330,715	293,988	327,890	293,932
Diluted	334,026	296,504	331,424	296,369

Dividends declared per common share	$0.79	$0.725	$1.58	$1.45

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2015 Quarters		2014 Quarters
	Second	First	Fourth	Third	Second

Revenues:
Rental income:
Triple-net leased	$260,562	$266,206	$245,599	$244,206	$242,726
Medical office buildings	140,403	136,990	116,907	116,598	114,890
	400,965	403,196	362,506	360,804	357,616
Resident fees and services	454,645	446,914	411,170	396,247	374,473
Medical office building and other services revenue	9,408	10,543	11,124	7,573	4,367
Income from loans and investments	26,068	22,899	15,734	14,043	14,625
Interest and other income	236	472	3,453	368	173
Total revenues	891,322	884,024	803,987	779,035	751,254

Expenses:
Interest	107,591	106,590	99,031	98,469	91,501
Depreciation and amortization	249,195	247,441	241,275	201,224	190,818
Property-level operating expenses:
Senior living	299,252	298,362	273,563	265,274	249,424
Medical office buildings	43,321	42,349	38,715	41,147	39,335
	342,573	340,711	312,278	306,421	288,759
Medical office building services costs	5,764	6,918	7,527	4,568	1,626
General, administrative and professional fees	33,962	34,330	28,108	29,466	31,306
(Gain) loss on extinguishment of debt, net	(455)	21	485	2,414	2,924
Merger-related expenses and deal costs	14,585	35,172	7,943	16,749	9,599
Other	5,091	5,296	13,604	15,229	4,863
Total expenses	758,306	776,479	710,251	674,540	621,396

Income before income (loss) from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	133,016	107,545	93,736	104,495	129,858
Income (loss) from unconsolidated entities	9	(251)	(688)	(47)	348
Income tax benefit (expense)	9,789	7,250	13,552	1,887	(3,274)
Income from continuing operations	142,814	114,544	106,600	106,335	126,932
Discontinued operations	67	(423)	(411)	(259)	(255)
Gain on real estate dispositions	7,469	6,686	1,456	3,625	11,889
Net income	150,350	120,807	107,645	109,701	138,566
Net income attributable to noncontrolling interest	529	365	455	569	168
Net income attributable to common stockholders	$149,821	$120,442	$107,190	$109,132	$138,398

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.45	$0.37	$0.36	$0.37	$0.47
Discontinued operations	0.00	(0.00)	(0.00)	(0.00)	(0.00)
Net income attributable to common stockholders	$0.45	$0.37	$0.36	$0.37	$0.47
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.45	$0.37	$0.36	$0.37	$0.47
Discontinued operations	0.00	(0.00)	(0.00)	(0.00)	(0.00)
Net income attributable to common stockholders	$0.45	$0.37	$0.36	$0.37	$0.47

Weighted average shares used in computing earnings per common share:
Basic	330,715	325,454	294,810	294,030	293,988
Diluted	334,026	329,203	297,480	296,495	296,504

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2015 and 2014
(In thousands)
	2015	2014
Cash flows from operating activities:
Net income	$271,157	$259,840
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	496,660	385,940
Amortization of deferred revenue and lease intangibles, net	(13,630)	(9,879)
Other non-cash amortization	909	(2,928)
Stock-based compensation	11,192	11,411
Straight-lining of rental income, net	(16,761)	(17,231)
(Gain) loss on extinguishment of debt, net	(434)	2,665
Gain on real estate dispositions (including amounts in discontinued operations)	(14,432)	(14,142)
Gain on sale of marketable securities	(5,800)	—
Income tax (benefit) expense	(18,240)	6,407
Loss (income) from unconsolidated entities	242	(596)
Other	17,967	6,494
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(9,711)	11,208
Increase in accrued interest	16,108	2,374
Decrease in accounts payable and other liabilities	(17,503)	(45,861)
Net cash provided by operating activities	717,724	595,702
Cash flows from investing activities:
Net investment in real estate property	(1,253,910)	(271,526)
Investment in loans receivable and other	(55,659)	(44,488)
Proceeds from real estate disposals	273,191	52,350
Proceeds from loans receivable	93,275	5,980
Purchase of marketable securities	—	(46,689)
Proceeds from sale or maturity of marketable securities	57,225	—
Funds held in escrow for future development expenditures	4,003	2,602
Development project expenditures	(62,630)	(44,423)
Capital expenditures	(43,429)	(35,526)
Other	(8,813)	(3,713)
Net cash used in investing activities	(996,747)	(385,433)
Cash flows from financing activities:
Net change in borrowings under credit facility	(321,334)	(199,951)
Proceeds from debt	1,107,971	696,661
Repayment of debt	(278,442)	(272,726)
Purchase of noncontrolling interest	(3,816)	—
Payment of deferred financing costs	(14,608)	(6,846)
Issuance of common stock, net	352,167	—
Cash distribution to common stockholders	(516,404)	(426,952)
Cash distribution to redeemable OP unitholders	(4,697)	(2,762)
Purchases of redeemable OP units	(33,188)	—
Distributions to noncontrolling interest	(9,467)	(4,908)
Other	5,928	(574)
Net cash provided by (used in) financing activities	284,110	(218,058)
Net increase (decrease) in cash and cash equivalents	5,087	(7,789)
Effect of foreign currency translation on cash and cash equivalents	97	(392)
Cash and cash equivalents at beginning of period	55,348	94,816
Cash and cash equivalents at end of period	$60,532	$86,635

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$2,554,590	$54,282
Other assets acquired	16,505	1,634
Debt assumed	177,857	51,115
Other liabilities	49,788	3,675
Deferred income tax liability	51,620	1,126
Noncontrolling interests	87,245	—
Equity issued	2,204,585	—

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2015 Quarters		2014 Quarters
	Second	First	Fourth	Third	Second
Cash flows from operating activities:
Net income	$150,350	$120,807	$107,645	$109,701	$138,566
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	249,207	247,453	241,291	201,236	192,064
Amortization of deferred revenue and lease intangibles, net	(7,027)	(6,603)	(4,096)	(4,896)	(4,496)
Other non-cash amortization	1,428	(519)	304	2,312	(963)
Stock-based compensation	4,885	6,307	4,202	5,381	5,367
Straight-lining of rental income, net	(8,082)	(8,679)	(9,043)	(12,413)	(9,317)
(Gain) loss on extinguishment of debt, net	(455)	21	485	2,414	2,924
Gain on real estate dispositions (including amounts in discontinued operations)	(7,746)	(6,686)	(1,457)	(3,584)	(11,705)
Gain on real estate loan investments	—	—	(1,206)	(249)	—
Gain on sale of marketable securities	(5,800)	—	—	—	—
Income tax (benefit) expense	(10,390)	(7,850)	(13,851)	(1,987)	2,974
(Income) loss from unconsolidated entities	(9)	251	688	47	(348)
Other	15,107	2,860	2,140	7,105	3,418
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(14,326)	4,615	8,623	(14,514)	4,967
Increase (decrease) in accrued interest	316	15,792	(6,877)	12,461	(4,379)
Increase (decrease) in accounts payable and other liabilities	6,097	(23,600)	6,025	21,256	(7,791)
Net cash provided by operating activities	373,555	344,169	334,873	324,270	311,281
Cash flows from investing activities:
Net investment in real estate property	(181,371)	(1,072,539)	(284,250)	(912,510)	(89,660)
Investment in loans receivable and other	(16,086)	(39,573)	(432,556)	(21,948)	(43,296)
Proceeds from real estate disposals	106,850	166,341	5,500	60,396	26,200
Proceeds from loans receivable	1,219	92,056	17,984	49,593	4,817
Purchase of marketable securities	—	—	(50,000)	—	(21,689)
Proceeds from sale or maturity of marketable securities	57,225	—	—	21,689	—
Funds held in escrow for future development expenditures	—	4,003	1,988	—	—
Development project expenditures	(29,163)	(33,467)	(35,613)	(26,952)	(20,475)
Capital expenditures	(22,258)	(21,171)	(31,219)	(20,709)	(19,392)
Other	(4,633)	(4,180)	(10,704)	(296)	(3,588)
Net cash used in investing activities	(88,217)	(908,530)	(818,870)	(850,737)	(167,083)
Cash flows from financing activities:
Net change in borrowings under credit facility	131,563	(452,897)	693,887	46,267	(381,705)
Proceeds from debt	15,138	1,092,833	—	1,311,046	696,661
Repayment of debt	(253,795)	(24,647)	(246,278)	(632,391)	(204,953)
Purchase of noncontrolling interest	(1,156)	(2,660)	—	—	—
Payment of deferred financing costs	(173)	(14,435)	726	(8,100)	(6,679)
Issuance of common stock, net	66,840	285,327	242,107	—	—
Cash distribution to common stockholders	(261,494)	(254,910)	(235,200)	(213,462)	(213,479)
Cash distribution to redeemable OP unitholders	(2,332)	(2,365)	(1,548)	(1,452)	(1,360)
Purchases of redeemable OP units	(32,619)	(569)	(503)	—	—
Contributions from noncontrolling interest	—	—	491	—	—
Distributions to noncontrolling interest	(7,645)	(1,822)	(2,799)	(1,852)	(2,671)
Other	238	5,690	25,153	23	(2,215)
Net cash (used in) provided by financing activities	(345,435)	629,545	476,036	500,079	(116,401)
Net (decrease) increase in cash and cash equivalents	(60,097)	65,184	(7,961)	(26,388)	27,797
Effect of foreign currency translation on cash and cash equivalents	404	(307)	(1,286)	4,348	(953)
Cash and cash equivalents at beginning of period	120,225	55,348	64,595	86,635	59,791
Cash and cash equivalents at end of period	$60,532	$120,225	$55,348	$64,595	$86,635

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$11,761	$2,542,829	$16,746	$299,713	$51,330
Other assets acquired	(206)	16,711	11,597	2,049	1,634
Debt assumed	—	177,857	12,926	177,035	51,115
Other liabilities	4,052	45,736	4,598	15,766	723
Deferred income tax liability	7,503	44,117	641	108,961	1,126
Noncontrolling interests	—	87,245	—	—	—
Equity issued	—	2,204,585	10,178	—	—

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD)(1)
(Dollars in thousands, except per share amounts)

									Tentative Estimates
									Preliminary and		Midpoint
								YOY	Subject to Change		YOY
	2014				2015			Growth	FY2015 - Guidance		Growth
	Q2	Q3	Q4	FY	Q1	Q2	YTD	'14-'15	Low	High	'14-'15E
Net income attributable to common stockholders	$138,398	$109,132	$107,190	$475,767	$120,442	$149,821	$270,263		$570,305	$584,808
Net income attributable to common stockholders per share	$0.47	$0.37	$0.36	$1.60	$0.37	$0.45	$0.82		$1.70	$1.75

Adjustments:
Depreciation and amortization on real estate assets	189,219	199,617	239,465	820,344	245,651	247,392	493,043		964,000	988,000
Depreciation on real estate assets related to noncontrolling interest	(2,661)	(2,503)	(2,506)	(10,314)	(2,052)	(1,964)	(4,016)		(7,800)	(8,200)
Depreciation on real estate assets related to unconsolidated entities	1,495	1,471	1,332	5,792	1,462	1,464	2,926		5,700	6,100
Gain on real estate dispositions	(11,889)	(3,625)	(1,456)	(17,970)	(6,686)	(7,469)	(14,155)		(22,500)	(27,500)
Discontinued operations:
(Gain) loss on real estate dispositions	(45)	41	(52)	(1,494)	—	(277)	(277)		(277)	(277)
Depreciation and amortization on real estate assets	1,247	12	15	1,555	12	12	24		48	48
Subtotal: FFO add-backs	177,366	195,013	236,798	797,913	238,387	239,158	477,545		939,171	958,171
Subtotal: FFO add-backs per share	$0.60	$0.66	$0.80	$2.69	$0.72	$0.72	$1.44		$2.80	$2.86
FFO (NAREIT) attributable to common stockholders	$315,764	$304,145	$343,988	$1,273,680	$358,829	$388,979	$747,808	23%	$1,509,476	$1,542,979	20%
FFO (NAREIT) attributable to common stockholders per share	$1.07	$1.03	$1.16	$4.29	$1.09	$1.16	$2.26	8%	$4.51	$4.61	6%

Adjustments:
Change in fair value of financial instruments	109	4,595	485	5,121	(46)	70	24		500	(1,100)
Non-cash income tax expense (benefit)	2,974	(1,987)	(13,851)	(9,431)	(7,850)	(10,389)	(18,239)		(27,000)	(33,000)
Loss (gain) on extinguishment of debt, net	2,924	2,414	485	5,013	21	(39)	(18)		1,000	2,000
Merger-related expenses, deal costs and re-audit costs	9,602	23,401	10,625	54,389	36,002	15,135	51,137		88,500	81,500
Amortization of other intangibles	255	255	480	1,246	591	591	1,182		2,300	2,500
Subtotal: normalized FFO add-backs	15,864	28,678	(1,776)	56,338	28,718	5,368	34,086		65,300	51,900
Subtotal: normalized FFO add-backs per share	$0.05	$0.10	$(0.01)	$0.19	$0.09	$0.02	$0.10		$0.19	$0.15
Normalized FFO attributable to common stockholders	$331,628	$332,823	$342,212	$1,330,018	$387,547	$394,347	$781,894	19%	$1,574,776	$1,594,879	19%
Normalized FFO attributable to common stockholders per share	$1.12	$1.12	$1.15	$4.48	$1.18	$1.18	$2.36	5%	$4.70	$4.76	6%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(4,496)	(4,896)	(4,096)	(18,871)	(6,603)	(7,027)	(13,630)		(27,100)	(28,100)
Other non-cash amortization, including fair market value of debt	(963)	2,312	304	(312)	(519)	1,428	909		4,700	5,700
Stock-based compensation	5,367	5,381	4,202	20,994	6,307	4,885	11,192		20,700	22,700
Straight-lining of rental income, net	(9,317)	(12,413)	(9,043)	(38,687)	(8,679)	(8,082)	(16,761)		(32,100)	(33,100)
Subtotal: non-cash items included in normalized FFO	(9,409)	(9,616)	(8,633)	(36,876)	(9,494)	(8,796)	(18,290)		(33,800)	(32,800)
Capital expenditures	(21,445)	(21,822)	(32,527)	(92,928)	(22,148)	(23,520)	(45,668)		(112,500)	(120,000)
Normalized FAD attributable to common stockholders	$300,774	$301,385	$301,052	$1,200,214	$355,905	$362,031	$717,936	20%	$1,428,476	$1,442,079	20%
Normalized FAD attributable to common stockholders per share	$1.01	$1.02	$1.01	$4.05	$1.08	$1.08	$2.17	7%	$4.26	$4.30	6%
Merger-related expenses, deal costs and re-audit costs	(9,602)	(23,401)	(10,625)	(54,389)	(36,002)	(15,135)	(51,137)		(88,500)	(81,500)
FAD attributable to common stockholders	$291,172	$277,984	$290,427	$1,145,825	$319,903	$346,896	$666,799	19%	$1,339,976	$1,360,579	18%
FAD attributable to common stockholders per share	$0.98	$0.94	$0.98	$3.86	$0.97	$1.04	$2.01	6%	$4.00	$4.06	4%
Weighted average diluted shares	296,504	296,495	297,480	296,677	329,203	334,026	331,424		335,059	335,059

[1] Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO and FAD to be appropriate measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (d) except as specifically stated in the case of guidance, the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (e) the financial impact of contingent consideration, charitable donations made to the Ventas Charitable Foundation, gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; and (f) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters. FAD represents normalized FFO excluding non-cash components, straight-line rental adjustments and capital expenditures, including tenant allowances and leasing commissions.

FFO, normalized FFO and FAD presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO and FAD should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO and FAD should be examined in conjunction with net income as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income, interest, depreciation and amortization, and noncontrolling interest of the Company’s investments and other capital transactions that were completed during the three months ended June 30, 2015, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, income or loss from noncontrolling interest and unconsolidated entities, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains on real estate activity and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$149,821
Pro forma adjustments for current period investments, capital transactions and dispositions	(2,458)
Pro forma net income for the three months ended June 30, 2015	147,363
Add back:
Pro forma interest	106,384
Pro forma depreciation and amortization	250,092
Stock-based compensation	4,885
Gain on real estate dispositions	(7,746)
Gain on extinguishment of debt, net	(455)
Gain from unconsolidated entities	(9)
Pro forma noncontrolling interest	226
Income tax benefit	(9,789)
Change in fair value of financial instruments	70
Other taxes	1,220
Merger-related expenses, deal costs and re-audit costs	15,010
Adjusted Pro Forma EBITDA	507,251
Adjusted Pro Forma EBITDA annualized	$2,029,004

As of June 30, 2015:
Debt	$11,507,861
Cash, adjusted for cash escrows pertaining to debt	(204,761)
Net debt	$11,303,100

Net debt to Adjusted Pro Forma EBITDA	5.6	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION [1,2]
NOI by Segment
(In thousands)

	2015 Quarters		2014 Quarters
	Second	First	Fourth	Third	Second
Revenues

Triple-Net
Triple-Net Rental Income	$260,562	$266,206	$245,599	$244,206	$242,726

Medical Office Buildings
Medical Office - Stabilized	129,145	123,211	104,171	103,780	101,795
Medical Office - Lease up	8,129	8,429	6,675	6,767	6,839
Medical Office - Other	3,129	5,350	6,061	6,051	6,256
Total Medical Office Buildings - Rental Income	140,403	136,990	116,907	116,598	114,890
Total Rental Income	400,965	403,196	362,506	360,804	357,616

Medical Office Building Services Revenue	7,749	8,858	9,218	5,937	2,722
Total Medical Office Buildings - Revenue	148,152	145,848	126,125	122,535	117,612

Triple-Net Services Revenue	1,139	1,136	1,136	1,136	1,145
Non-Segment Services Revenue	520	549	770	500	500
Total Medical Office Building and Other Services Revenue	9,408	10,543	11,124	7,573	4,367

Seniors Housing Operating
Seniors Housing - Stabilized	438,110	431,890	398,855	385,511	363,618
Seniors Housing - Lease up	16,535	15,024	12,083	10,109	10,227
Seniors Housing - Other	—	—	232	627	628
Total Resident Fees and Services	454,645	446,914	411,170	396,247	374,473

Non-Segment Income from Loans and Investments	26,068	22,899	15,734	14,043	14,625
Total Revenues, excluding Interest and Other Income	891,086	883,552	800,534	778,667	751,081

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	38,491	36,807	33,331	34,807	33,641
Medical Office - Lease up	3,087	3,242	2,509	2,738	2,733
Medical Office - Other	1,743	2,300	2,875	3,602	2,961
Total Medical Office Buildings	43,321	42,349	38,715	41,147	39,335

Seniors Housing Operating
Seniors Housing - Stabilized	286,321	286,277	262,915	256,702	241,380
Seniors Housing - Lease up	12,931	12,085	10,421	7,972	7,473
Seniors Housing - Other	—	—	227	600	571
Total Seniors Housing	299,252	298,362	273,563	265,274	249,424
Total Property-Level Operating Expenses	342,573	340,711	312,278	306,421	288,759

Medical Office Building Services Costs	5,764	6,918	7,527	4,568	1,626

Net Operating Income

Triple-Net
Triple-Net Properties	260,562	266,206	245,599	244,206	242,726
Triple-Net Services Revenue	1,139	1,136	1,136	1,136	1,145
Total Triple-Net	261,701	267,342	246,735	245,342	243,871

Medical Office Buildings
Medical Office - Stabilized	90,654	86,404	70,840	68,973	68,154
Medical Office - Lease up	5,042	5,187	4,166	4,029	4,106
Medical Office - Other	1,386	3,050	3,186	2,449	3,295
Medical Office Building Services	1,985	1,940	1,691	1,369	1,096
Total Medical Office Buildings	99,067	96,581	79,883	76,820	76,651

Seniors Housing Operating
Seniors Housing - Stabilized	151,789	145,613	135,940	128,809	122,238
Seniors Housing - Lease up	3,604	2,939	1,662	2,137	2,754
Seniors Housing - Other	—	—	5	27	57
Total Seniors Housing	155,393	148,552	137,607	130,973	125,049
Non-Segment	26,588	23,448	16,504	14,543	15,125
Net Operating Income	$542,749	$535,923	$480,729	$467,678	$460,696

[1] Amounts above are adjusted to exclude discontinued operations for all periods presented.
[2] Amounts above are not restated for changes between categories from quarter to quarter.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Total Portfolio Same-Store Constant Currency Cash NOI

	For the Three Months Ended
	June 30,
	2015	2014

Net Operating Income	$542,749	$460,696

Adjustments:
NOI Not Included in Same-Store	(75,173)	(14,974)
Straight-Lining of Rental Income	(8,081)	(9,319)
Non-Cash Rental Income	(6,199)	(3,629)
Non-Segment NOI	(26,588)	(15,125)
Constant Currency Adjustment	—	(945)
	(116,041)	(43,992)

Constant Currency NOI as Reported	$426,708	$416,704

Percentage Increase		2.4%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Total Portfolio Same-Store Constant Currency Cash NOI

	For the Six Months Ended
	June 30,
	2015	2014

Net Operating Income	$1,078,672	$910,882

Adjustments:
Lease Modification Fee	5,200	—
NOI Not Included in Same-Store	(159,137)	(34,810)
Straight-Lining of Rental Income	(16,760)	(17,217)
Non-Cash Rental Income	(12,008)	(8,353)
Non-Segment NOI	(50,038)	(26,392)
Constant Currency Adjustment	—	(1,256)
	(232,743)	(88,028)

Constant Currency NOI as Reported	$845,929	$822,854

Percentage Increase		2.8%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Senior Housing Operating Portfolio Same-Store Constant Currency NOI

	For the Three Months Ended
	June 30,
	2015	2014

Net Operating Income	$155,393	$125,049

Less:
NOI Not Included in Same-Store	(28,013)	(1,862)
Constant Currency Adjustment	—	(667)
	(28,013)	(2,529)

Constant Currency NOI as Reported	$127,380	$122,520

Percentage Increase		4.0%

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CONTACT:
Ventas, Inc.
Lori B. Wittman
(877) 4-VENTAS